Exhibit 99.1
For Further Information Contact
Lyndsey Burton (404) 888-2348

FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS
Strong Revenue Growth Drives Healthy Improvements in Earnings and Cash Flow
ATLANTA, GEORGIA, July 23, 2025: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported unaudited financial results for the second quarter of 2025.
Key Highlights

•Second quarter revenues were $1 billion, an increase of 12.1% over the second quarter of 2024 with organic revenues* increasing 7.3%.
•Quarterly operating income was $198 million, an increase of 8.7% over the second quarter of 2024. Quarterly operating margin was 19.8%, a decrease of 60 basis points versus the second quarter of 2024. Adjusted operating income* was $206 million, an increase of 10.3% over the prior year. Adjusted operating margin* was 20.6%, a decrease of 30 basis points compared to the prior year.
•Adjusted EBITDA* was $231 million, an increase of 10.0% over the prior year. Adjusted EBITDA margin* was 23.1%, a decrease of 50 basis points versus the second quarter of 2024.
•Quarterly net income was $141 million, an increase of 9.3% over the prior year. Adjusted net income* was $147 million, an increase of 11.1% over the prior year.
•Quarterly EPS was $0.29 per diluted share, a 7.4% increase over the prior year EPS of $0.27. Adjusted EPS* was $0.30 per diluted share, an increase of 11.1% over the prior year.
•Operating cash flow was $175 million for the quarter, an increase of 20.7% compared to the prior year. The Company invested $226 million in acquisitions, $7 million in capital expenditures, and paid dividends totaling $79 million.

*Amounts are non-GAAP financial measures. See the schedules below for a discussion of non-GAAP financial metrics including a reconciliation of the most directly comparable GAAP measure.
Management Commentary
"Our results for the second quarter reflect strong execution by our teammates throughout our business,” said Jerry Gahlhoff, Jr., President and CEO. “The demand environment is healthy, and we saw double-digit revenue growth across all major service lines. As we start the second half of the year, we are focused on driving growth while also improving profitability. We remain well-positioned to deliver strong results in 2025 and beyond,” Mr. Gahlhoff added.

"In addition to double-digit revenue and adjusted earnings growth, cash flow compounded at a healthy rate,” said Kenneth Krause, Executive Vice President and CFO. “While EBITDA margins were pressured from developments on legacy auto claims by 70 basis points in the quarter, our underlying operations yielded healthy margin performance. Additionally, we continue to execute a balanced capital allocation program enabled by compounding cash flow, a strong balance sheet, and access to investment grade credit markets,” Mr. Krause concluded.

Three and Six Months Ended Financial Highlights

	Three Months Ended June 30,					Six Months Ended June 30,
			Variance					Variance
(unaudited, in thousands, except per share data and margins)	2025	2024	$	%		2025	2024	$	%
GAAP Metrics
Revenues	$999,527	$891,920	$107,607	12.1%		$1,822,031	$1,640,269	$181,762	11.1%
Gross profit (1)	$537,666	$481,635	$56,031	11.6%		$960,036	$864,426	$95,610	11.1%
Gross profit margin (1)	53.8%	54.0%		(20)	bps	52.7%	52.7%		—	bps
Operating income	$198,333	$182,377	$15,956	8.7%		$340,981	$314,801	$26,180	8.3%
Operating margin	19.8%	20.4%		(60)	bps	18.7%	19.2%		(50)	bps
Net income	$141,489	$129,397	$12,092	9.3%		$246,737	$223,791	$22,946	10.3%
EPS	$0.29	$0.27	$0.02	7.4%		$0.51	$0.46	$0.05	10.9%
Net cash provided by operating activities	$175,122	$145,115	$30,007	20.7%		$322,014	$272,548	$49,466	18.1%

Non-GAAP Metrics
Adjusted operating income (2)	$205,900	$186,596	$19,304	10.3%		$352,769	$324,285	$28,484	8.8%
Adjusted operating margin (2)	20.6%	20.9%		(30)	bps	19.4%	19.8%		(40)	bps
Adjusted net income (2)	$146,902	$132,229	$14,673	11.1%		$254,775	$230,586	$24,189	10.5%
Adjusted EPS (2)	$0.30	$0.27	$0.03	11.1%		$0.53	$0.48	$0.05	10.4%
Adjusted EBITDA (2)	$231,152	$210,088	$21,064	10.0%		$403,009	$370,871	$32,138	8.7%
Adjusted EBITDA margin (2)	23.1%	23.6%		(50)	bps	22.1%	22.6%		(50)	bps
Free cash flow (2)	$168,046	$136,419	$31,627	23.2%		$308,157	$256,681	$51,476	20.1%
(1) Exclusive of depreciation and amortization
(2) Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most directly comparable GAAP measure.

The following table presents financial information, including our significant expense categories, for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,				Six Months Ended June 30,
(unaudited, in thousands)	2025		2024		2025		2024
	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue
Revenue	$999,527	100.0%	$891,920	100.0%	$1,822,031	100.0%	$1,640,269	100.0%

Less:
Cost of services provided (exclusive of depreciation and amortization below):
Employee expenses	298,354	29.8%	268,043	30.1%	560,077	30.7%	506,572	30.9%
Materials and supplies	59,500	6.0%	57,047	6.4%	107,991	5.9%	101,833	6.2%
Insurance and claims	20,734	2.1%	15,034	1.7%	37,258	2.0%	32,678	2.0%
Fleet expenses	41,834	4.2%	34,653	3.9%	78,691	4.3%	65,351	4.0%
Other cost of services provided (1)	41,439	4.1%	35,508	4.0%	77,978	4.3%	69,409	4.2%
Total cost of services provided (exclusive of depreciation and amortization below)	461,861	46.2%	410,285	46.0%	861,995	47.3%	775,843	47.3%

Sales, general and administrative:
Selling and marketing expenses	140,177	14.0%	125,449	14.1%	238,428	13.1%	208,360	12.7%
Administrative employee expenses	89,303	8.9%	79,417	8.9%	170,783	9.4%	155,195	9.5%
Insurance and claims	12,939	1.3%	9,088	1.0%	22,943	1.3%	19,614	1.2%
Fleet expenses	10,443	1.0%	9,195	1.0%	19,846	1.1%	16,960	1.0%
Other sales, general and administrative (2)	54,734	5.5%	48,398	5.4%	106,109	5.8%	94,475	5.8%
Total sales, general and administrative	307,596	30.8%	271,547	30.4%	558,109	30.6%	494,604	30.2%

Depreciation and amortization	31,737	3.2%	27,711	3.1%	60,946	3.3%	55,021	3.4%
Interest expense, net	7,380	0.7%	7,775	0.9%	13,176	0.7%	15,500	0.9%
Other (income) expense, net	(292)	—%	(412)	—%	(984)	(0.1)%	(351)	—%
Income tax expense	49,756	5.0%	45,617	5.1%	82,052	4.5%	75,861	4.6%
Net income	$141,489	14.2%	$129,397	14.5%	$246,737	13.5%	$223,791	13.6%
1) Other cost of services provided includes facilities costs, professional services, maintenance & repairs, software license costs, and other expenses directly related to providing services.
2) Other sales, general and administrative includes facilities costs, professional services, maintenance & repairs, software license costs, bad debt expense, and other administrative expenses.

About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 20,000 employees from more than 800 locations. Rollins is parent to Aardwolf Pestkare, Clark Pest Control, Crane Pest Control, Critter Control, Fox Pest Control, HomeTeam Pest Defense, Industrial Fumigant Company, McCall Service, MissQuito, Northwest Exterminating, OPC Pest Services, Orkin, Orkin Australia, Orkin Canada, PermaTreat, Safeguard, Saela Pest Control, Trutech, Waltham Services, Western Pest Services, and more. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release as well as other written or oral statements by the Company may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements regarding: expectations with respect to our financial and business performance; demand for our services; focus on driving growth while improving profitability; being well-positioned to continue delivering strong results in 2025 and beyond; and a balanced capital allocation program enabled by compounding cash flow, a strong balance sheet, and access to investment grade credit markets.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements including, but not limited to, those set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and may also be described from time to time in our future reports filed with the SEC.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by law.
Conference Call
Rollins will host a conference call on Thursday, July 24, 2025 at 8:30 a.m. Eastern Time to discuss the second quarter 2025 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or +1-201-689-8265 (internationally) with conference ID of 13754407. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$123,035	$89,630
Trade receivables, net	229,735	196,081
Financed receivables, short-term, net	43,722	40,301
Materials and supplies	43,239	39,531
Other current assets	98,176	77,080
Total current assets	537,907	442,623
Equipment and property, net	129,713	124,839
Goodwill	1,337,903	1,161,085
Intangibles, net	600,970	541,589
Operating lease right-of-use assets	418,717	414,474
Financed receivables, long-term, net	102,625	89,932
Other assets	52,205	45,153
Total assets	$3,180,040	$2,819,695
LIABILITIES
Short-term debt	$59,989	$—
Accounts payable	73,798	49,625
Accrued insurance – current	64,483	54,840
Accrued compensation and related liabilities	120,826	122,869
Unearned revenues	200,110	180,851
Operating lease liabilities – current	130,822	121,319
Other current liabilities	138,052	115,658
Total current liabilities	788,080	645,162
Accrued insurance, less current portion	57,706	61,946
Operating lease liabilities, less current portion	291,093	295,899
Long-term debt	485,278	395,310
Other long-term accrued liabilities	114,012	90,785
Total liabilities	1,736,169	1,489,102
STOCKHOLDERS’ EQUITY
Common stock	484,640	484,372
Retained earnings and other equity	959,231	846,221
Total stockholders’ equity	1,443,871	1,330,593
Total liabilities and stockholders’ equity	$3,180,040	$2,819,695

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
REVENUES
Customer services	$999,527	$891,920	$1,822,031	$1,640,269
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	461,861	410,285	861,995	775,843
Sales, general and administrative	307,596	271,547	558,109	494,604
Depreciation and amortization	31,737	27,711	60,946	55,021
Total operating expenses	801,194	709,543	1,481,050	1,325,468
OPERATING INCOME	198,333	182,377	340,981	314,801
Interest expense, net	7,380	7,775	13,176	15,500
Other (income) expense, net	(292)	(412)	(984)	(351)
CONSOLIDATED INCOME BEFORE INCOME TAXES	191,245	175,014	328,789	299,652
PROVISION FOR INCOME TAXES	49,756	45,617	82,052	75,861
NET INCOME	$141,489	$129,397	$246,737	$223,791
NET INCOME PER SHARE - BASIC AND DILUTED	$0.29	$0.27	$0.51	$0.46
Weighted average shares outstanding - basic	484,643	484,244	484,530	484,187
Weighted average shares outstanding - diluted	484,674	484,419	484,559	484,356
DIVIDENDS PAID PER SHARE	$0.165	$0.150	$0.330	$0.300

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
OPERATING ACTIVITIES
Net income	$141,489	$129,397	$246,737	$223,791
Depreciation and amortization	31,737	27,711	60,946	55,021
Change in working capital and other operating activities	1,896	(11,993)	14,331	(6,264)
Net cash provided by operating activities	175,122	145,115	322,014	272,548
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(226,387)	(34,522)	(253,578)	(81,654)
Capital expenditures	(7,076)	(8,696)	(13,857)	(15,867)
Other investing activities, net	2,939	2,062	4,344	3,900
Net cash used in investing activities	(230,524)	(41,156)	(263,091)	(93,621)
FINANCING ACTIVITIES
Net borrowings (repayments)	59,989	(9,000)	155,204	11,000
Payment of dividends	(79,463)	(72,578)	(159,373)	(145,167)
Other financing activities, net	(4,484)	(28,054)	(24,401)	(39,719)
Net cash used in financing activities	(23,958)	(109,632)	(28,570)	(173,886)
Effect of exchange rate changes on cash and cash equivalents	1,218	(601)	3,052	(2,169)
Net (decrease) increase in cash and cash equivalents	$(78,142)	$(6,274)	$33,405	$2,872

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, statement of financial position or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

The Company has used the following non-GAAP financial measures in this earnings release:

Organic revenues

Organic revenues are calculated as revenues less the revenues from acquisitions completed within the prior 12 months and excluding the revenues from divested businesses. Acquisition revenues are based on the trailing 12-month revenue of our acquired entities. Management uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions and divestitures.
Adjusted operating income and adjusted operating margin
Adjusted operating income and adjusted operating margin are calculated by adding back to net income those expenses resulting from the amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. Adjusted operating margin is calculated as adjusted operating income divided by revenues. Management uses adjusted operating income and adjusted operating margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.
Adjusted net income and adjusted EPS
Adjusted net income and adjusted EPS are calculated by adding back to the GAAP measures amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control, excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses, and by further subtracting the tax impact of those expenses, gains, or losses. Management uses adjusted net income and adjusted EPS as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.
EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin and adjusted incremental EBITDA margin
EBITDA is calculated by adding back to net income depreciation and amortization, interest expense, net, and provision for income taxes. EBITDA margin is calculated as EBITDA divided by revenues. Adjusted EBITDA and adjusted EBITDA margin are calculated by further adding back those expenses resulting from the adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control, and excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses. Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Incremental EBITDA margin is calculated as the change in EBITDA divided by the change in revenue. Management uses incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods. Adjusted incremental EBITDA margin is calculated as the change in adjusted EBITDA divided by the change in revenue. Management uses adjusted incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods.
Free cash flow and free cash flow conversion
Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities. Management uses free cash flow to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Free cash flow conversion is calculated as free cash flow divided by net income. Management uses free cash flow conversion to demonstrate how much net income is converted into cash. Management believes that free cash flow is an important financial measure for use in evaluating the Company’s liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our consolidated statements of cash flows.
Adjusted sales, general, and administrative ("SG&A")
Adjusted SG&A is calculated by removing the adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. Management uses adjusted SG&A to compare SG&A expenses consistently over various periods.
Leverage ratio
Leverage ratio, a financial valuation measure, is calculated by dividing adjusted net debt by adjusted EBITDAR. Adjusted net debt is calculated by adding short-term debt and operating lease liabilities to total long-term debt less a cash adjustment of 90% of total consolidated cash. Adjusted EBITDAR is calculated by adding back to net income depreciation and amortization, interest expense, net, provision for income taxes, operating lease cost, and stock-based compensation expense. Management uses leverage ratio as an assessment of overall liquidity, financial flexibility, and leverage.

Set forth below is a reconciliation of the non-GAAP financial measures contained in this release with their most directly comparable GAAP measures.

(unaudited, in thousands, except per share data and margins)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2025	2024	$	%	2025	2024	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$999,527	$891,920	107,607	12.1	$1,822,031	$1,640,269	181,762	11.1
Revenues from acquisitions	(42,602)	—	(42,602)	4.8	(61,152)	—	(61,152)	3.7
Organic revenues	$956,925	$891,920	65,005	7.3	$1,760,879	$1,640,269	120,610	7.4

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$455,665	$408,414	47,251	11.6	$811,978	$737,752	74,226	10.1
Residential revenues from acquisitions	(27,208)	—	(27,208)	6.7	(35,574)	—	(35,574)	4.9
Residential organic revenues	$428,457	$408,414	20,043	4.9	$776,404	$737,752	38,652	5.2

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$320,490	$287,770	32,720	11.4	$604,847	$545,884	58,963	10.8
Commercial revenues from acquisitions	(8,689)	—	(8,689)	3.0	(15,721)	—	(15,721)	2.9
Commercial organic revenues	$311,801	$287,770	24,031	8.4	$589,126	$545,884	43,242	7.9

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$211,855	$186,024	25,831	13.9	$383,985	$338,084	45,901	13.6
Termite and ancillary revenues from acquisitions	(6,705)	—	(6,705)	3.6	(9,857)	—	(9,857)	2.9
Termite and ancillary organic revenues	$205,150	$186,024	19,126	10.3	$374,128	$338,084	36,044	10.7

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2025	2024	$	%	2025	2024	$	%
Reconciliation of Operating Income and Operating Income Margin to Adjusted Operating Income and Adjusted Operating Margin

Operating income	$198,333	$182,377			$340,981	$314,801
Acquisition-related expenses (1)	7,567	4,219			11,788	9,484
Adjusted operating income	$205,900	$186,596	19,304	10.3	$352,769	$324,285	28,484	8.8
Revenues	$999,527	$891,920			$1,822,031	$1,640,269
Operating margin	19.8%	20.4%			18.7%	19.2%
Adjusted operating margin	20.6%	20.9%			19.4%	19.8%

Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS

Net income	$141,489	$129,397			$246,737	$223,791
Acquisition-related expenses (1)	7,567	4,219			11,788	9,484
Gain on sale of assets, net (2)	(292)	(412)			(984)	(351)
Tax impact of adjustments (3)	(1,862)	(975)			(2,766)	(2,338)
Adjusted net income	$146,902	$132,229	14,673	11.1	$254,775	$230,586	24,189	10.5
EPS - basic and diluted	$0.29	$0.27			$0.51	$0.46
Acquisition-related expenses (1)	0.02	0.01			0.02	0.02
Gain on sale of assets, net (2)	—	—			—	—
Tax impact of adjustments (3)	—	—			(0.01)	—
Adjusted EPS - basic and diluted (4)	$0.30	$0.27	0.03	11.1	$0.53	$0.48	0.05	10.4
Weighted average shares outstanding – basic	484,643	484,244			484,530	484,187
Weighted average shares outstanding – diluted	484,674	484,419			484,559	484,356

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin

Net income	$141,489	$129,397			$246,737	$223,791
Depreciation and amortization	31,737	27,711			60,946	55,021
Interest expense, net	7,380	7,775			13,176	15,500
Provision for income taxes	49,756	45,617			82,052	75,861
EBITDA	$230,362	$210,500	19,862	9.4	$402,911	$370,173	32,738	8.8
Acquisition-related expenses (1)	1,082	—			1,082	1,049
Gain on sale of assets, net (2)	(292)	(412)			(984)	(351)
Adjusted EBITDA	$231,152	$210,088	21,064	10.0	$403,009	$370,871	32,138	8.7
Revenues	$999,527	$891,920	107,607		$1,822,031	$1,640,269	181,762
EBITDA margin	23.0%	23.6%			22.1%	22.6%
Incremental EBITDA margin			18.5%				18.0%
Adjusted EBITDA margin	23.1%	23.6%			22.1%	22.6%
Adjusted incremental EBITDA margin			19.6%				17.7%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Conversion

Net cash provided by operating activities	$175,122	$145,115			$322,014	$272,548
Capital expenditures	(7,076)	(8,696)			(13,857)	(15,867)
Free cash flow	$168,046	$136,419	31,627	23.2	$308,157	$256,681	51,476	20.1
Free cash flow conversion	118.8%	105.4%			124.9%	114.7%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of SG&A to Adjusted SG&A

SG&A	$307,596	$271,547	$558,109	$494,604
Acquisition-related expenses (1)	1,082	—	1,082	1,049
Adjusted SG&A	$306,514	$271,547	$557,027	$493,555

Revenues	$999,527	$891,920	$1,822,031	$1,640,269
Adjusted SG&A as a % of revenues	30.7%	30.4%	30.6%	30.1%

	Period Ended June 30, 2025	Period Ended December 31, 2024
Reconciliation of Debt and Net Income to Leverage Ratio
Short-term debt (5)	$60,000	$—
Long-term debt (6)	500,000	397,000
Operating lease liabilities (7)	421,915	417,218
Cash adjustment (8)	(110,732)	(80,667)
Adjusted net debt	$871,183	$733,551

Net income	$489,325	$466,379
Depreciation and amortization	119,145	113,220
Interest expense, net	25,353	27,677
Provision for income taxes	170,042	163,851
Operating lease cost (9)	148,241	133,420
Stock-based compensation expense	34,233	29,984
Adjusted EBITDAR	$986,339	$934,531

Leverage ratio	0.9x	0.8x

(1) Consists of expenses resulting from the amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. While we exclude such expenses in this non-GAAP measure, the revenue from the acquired companies is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2) Consists of the gain or loss on the sale of non-operational assets.
(3) The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(4) In some cases, the sum of the individual EPS amounts may not equal total adjusted EPS calculations due to rounding.
(5) As of June 30, 2025, the Company had outstanding borrowings of $60.0 million under our commercial paper program. The Company's short-term borrowings are presented under the short-term debt caption of our condensed consolidated statement of financial position, net of unamortized discounts. There were no outstanding borrowings under the commercial paper program as of December 31, 2024.
(6) As of June 30, 2025, the Company had outstanding borrowings of $500.0 million from the issuance of our 2035 Senior Notes and no outstanding borrowings under the Revolving Credit Facility. These borrowings are presented under the long-term debt caption of our condensed consolidated statement of financial position, net of a $7.5 million unamortized discount and $7.2 million in unamortized debt issuance costs as of June 30, 2025. As of December 31, 2024, the Company had outstanding borrowings of $397.0 million under the Revolving Credit Facility. Borrowings under the Revolving Credit Facility are presented under the long-term debt caption of our condensed consolidated statement of financial position, net of $1.7 million in unamortized debt issuance costs as of December 31, 2024.
(7) Operating lease liabilities are presented under the operating lease liabilities - current and operating lease liabilities, less current portion captions of our condensed consolidated statement of financial position.
(8) Represents 90% of cash and cash equivalents per our condensed consolidated statement of financial position as of both periods presented.
(9) Operating lease cost excludes short-term lease cost associated with leases that have a duration of 12 months or less.